EXHIBIT 10.1

Northern Alberta Oil Ltd.
700, 10150 – 100 Street
Edmonton, AB    T5J 0P6

March 18, 2014

TO:	Andora Energy Corporation [ADDRESS] [CITY, STATE/PROVINCE, ZIP/POSTAL CODE] [COUNTRY] Attention: Mr. Bill Ostlund, President and Chief Financial Officer

Dear Sirs:

RE:           Acquisition of Royalty Interest

This letter sets out the agreement ("Agreement") reached between Andora Energy Corporation as vendor ("Andora"), and Northern Alberta Oil Ltd. ("NAOL") as purchaser regarding the transfer and sale by Andora of all of its interest in the Royalty Agreement and Royalty (both as hereinafter defined) upon the terms and conditions set forth herein.

Definitions

In this Agreement the following terms have the following meanings:

"Andora Assets" means a 3.0% royalty interest out of the 6.5% royalty interest described in the Royalty Agreement;

"Royalty" means all right, title and interest granted to the grantee pursuant to the Royalty Agreement;

"Royalty Agreement" means that royalty agreement made between Mikwec Energy Canada Ltd., as grantor, and Nearshore Petroleum Corporation, as grantee, dated December, 12, 2003; and

"Trust Agreement" means the Recognition of Trust made by Nearshore Petroleum Corporation in favour of 1004731 Alberta Ltd., Gordon Taylor and Muzz Investments Inc. dated December 12, 2003.

Acquisition

1.
Andora hereby agrees to sell, assign and transfer to NAOL its entire right, title and interest in the Andora Assets on the terms and subject to the conditions set out in this Agreement (the "Sale Transaction"), effective as of March 18, 2014 (the "Effective Date").  All benefits and liabilities shall be adjusted between Andora and NAOL as of the Effective Date.

Consideration

2.
In consideration for the sale and transfer to NAOL of the Andora Assets, NAOL will, on Closing, pay Two Million Six Hundred Ninety Seven Thousand Six Hundred Dollars Cdn ($2,697,600 Cdn) to Andora or into an account designated by Andora (the "Purchase Price").

Closing and Definitive Agreements

3.
Closing of the transactions contemplated herein (the "Closing") will occur on or before March 18, 2014 or on such other date as the parties may agree (the "Closing Date"), to be held at the City of Calgary, Canada, or at such other place and time as the parties may agree.

Mutual Closing Conditions

4.	This Agreement and the Closing hereof is subject to the parties executing and delivering a mutually acceptable conveyance document.

Andora Closing Conditions

5.           The obligations of Andora to close the Sale Transaction are subject to:

(a)	receipt of the consideration; and

(b)	performance by NAOL of its obligations under this Agreement.

NAOL Closing Conditions

6.           The obligations of NAOL to close the Sale Transaction are subject to:

(a)	performance by Andora of its obligations under this Agreement; and

(b)	the representations and warranties contained in Section 7 hereof shall be true and correct at the date of Closing

Representations of Andora

7.	Andora represent and warrant to NAOL that Andora has not encumbered or disposed of any interest in the Andora Assets.

Covenants

8.1	Andora hereby covenants to NAOL that:

(a)
Andora shall not, without the prior written consent of NAOL, enter into any transaction which would cause any of its representations or warranties or agreements contained in this Agreement to be incorrect or to constitute a breach of any covenant or agreement of Andora herein;

(b)	Andora will not transfer any of its interest in the Royalty Agreement, the Trust Agreement or the Royalty to any other party except in accordance with the terms of this Agreement.

8.2
By this Agreement NAOL fully and finally releases all claims which NAOL may have against Andora or the directors, officers and shareholders of Andora in any way pertaining to the Andora Assets, subject only to Section 7 hereof.  NAOL shall indemnify and hold harmless Andora from and against all costs, liabilities and expenses of any nature relating to the Andora Assets accruing after the Effective Date.

Binding Agreement

9.	Upon acceptance of the terms of this Agreement by all of the parties hereto, this Agreement shall be deemed to constitute a valid and legally binding agreement.

Confidentiality

10.	Neither NAOL nor Andora will release nor publish terms and conditions of this Agreement except as required by regulations or law.

General

11.
All Andora's legal costs in connection with the preparation of this Agreement and the completion of the transactions contemplated herein shall be for the account of Andora, whether or not the transactions contemplated hereby are completed. NAOL will pay its own legal costs arising from of this Agreement and any definitive agreements prepared by NAOL's legal counsel.

12.	This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta.

13.
This Agreement may be executed in counterparts with the same effect as if each of the parties hereto had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

14.	Neither party may assign their interest in this Agreement without the consent of the other party, not to be unreasonably withheld.

15.	This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

16.	All representations and warranties set out in this Agreement shall expire one year after the Closing Date.

17.
This Agreement, together with the conveyance document to be executed at Closing represents and will represent the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings, negotiations and discussions.

If the foregoing correctly sets out the terms of our agreement, please execute this letter in the space provided.

NORTHERN ALBERTA OIL LTD.	ANDORA ENERGY CORPORATION

Per:
/s/ Curtis Sparrow	/s/ William Ostlund
Name: Mr. Curtis Sparrow	Name: Mr. William Ostlund
Title: President	Title: President